                                                                    Exhibit 10.1

                              SEVERANCE AGREEMENT

         This AGREEMENT is made and entered into this 26th day of October, 1999, by and among PVF Capital Corp. (the "Corporation"), a corporation organized under the laws of the State of Ohio, Park View Federal Savings Bank (the "Bank"), an OTS-chartered, FDIC-insured savings association with its main office located in Cleveland, Ohio and John R. Male (the "Executive"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Corporation or the Bank or a committee serving at the pleasure of the Board of Directors of the Bank. Any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "OTS" shall mean the Office of Thrift Supervision.

         WHEREAS, the Executive serves as an employee of the Bank;

         WHEREAS, the Corporation, the Bank and the Executive are parties to a Severance Agreement dated July 1, 1998; and

         WHEREAS, the parties hereto desire that this Agreement supersede and replace in its entirety the July 1, 1998 Severance Agreement;

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       NO EMPLOYMENT CONTRACT

         The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by the Bank or Corporation or any subsidiary or successor of the Bank or Corporation, nor shall it give the Bank or Corporation any rights or impose any obligations for the continued performance of duties by the Executive for the Bank or Corporation or any subsidiary or successor of the Bank or Corporation.

2.       TERM OF AGREEMENT

         The initial term of this Agreement shall be for a period of three (3) years commencing November 1st, 1999 (hereafter referred to as the "Anniversary Date"). Commencing on the first Anniversary Date of this Agreement, and continuing at each Anniversary Date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date only upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board and that such term shall be extended. If the Board of Directors determines not to extend the term, it shall promptly so notify the Executive, with such election by the Board not to extend the term not to otherwise affect the then effective term of this Agreement. Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65).

3.       TERMINATION FOR CAUSE

         If the Corporation or Bank terminates the Executive's employment for cause (as defined below), all of the Bank's and Corporation's obligations hereunder shall immediately terminate as of the termination date. For purposes of this Agreement, termination "for cause" shall mean only the following events:
(i) personal dishonesty; (ii) incompetence; (iii) material breach of any provision of this Agreement; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; (vi) a material breach of the reasonable policies and procedures for the operation of the Bank provided to the Executive by formal action of the Bank's Board of Directors; (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (viii) willful misconduct.

4.       VOLUNTARY TERMINATION OF AGREEMENT

         This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to either the Bank or the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board of Directors.

5.       GOVERNMENTAL TERMINATION OF AGREEMENT

         (a) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's or the Corporation's affairs by an order issued under Section 8(e) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e), all obligations of the Bank and the Corporation under this Agreement shall terminate, as of the effective date of the order.

         (b) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate.

         (c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, by the Director of the OTS or his or her designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e)(3) or (g)(1), the Corporation's and the Bank's obligations under subparagraphs 6(a),

(b) and (c) of this Agreement shall be suspended as the date of service, unless stayed by appropriate proceedings.

         (e) If the charges in the notice referenced in subparagraph 5(d) are dismissed, the Board of Directors may in its discretion:

         (i) pay the Executive all or part of the severance benefits while the Corporation's and the Bank's contract obligations were suspended, and

         (ii) reinstate (in whole or in part) any of the Corporation's and the Bank's obligations which were suspended as required in subparagraph (d) above.

6.       SEVERANCE PAYMENTS OR TERMINATION BENEFITS

         For purpose of this Agreement, the severance payments and termination benefits specified in this Paragraph 6 shall be payable to the Executive subsequent to the occurrence of one of the following events:

         (i) Involuntary termination of the Executive's employment with the Bank or Corporation with or within one (1) year after a Change in Control, other than for Cause or pursuant to Paragraphs 4 or 5 of this Agreement. For purposes of this section, Change in Control shall have the same meaning as such term is defined in Paragraph 8, and Cause shall have the same meaning as such term is defined in Paragraph 3.

         (ii) Voluntary or involuntary termination for Good Reason, as defined in Paragraph 7, and other than for Cause or pursuant to Paragraphs 4 or 5 of this Agreement.

         (a) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Bank or Corporation shall pay to Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, a sum equal to two times the Executive's annual compensation. For purposes of this Paragraph, compensation shall be defined as the Executive's then current base salary, plus annual incentive compensation for the calendar year immediately preceding the year in which the above-mentioned event occurs. Such payment shall be paid to the Executive in a lump sum within thirty (30) days of the Executive's date of termination. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value.

         (b) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Bank or Corporation shall cause the Executive to become fully vested in any qualified and/or nonqualified plans, programs or arrangements in which the Executive participated, notwithstanding any provisions contained in the respective Agreement of the plan, program or arrangement. The Bank shall also contribute to the Executive's 401(k) Plan Account the Bank's matching and/or profit sharing which would have been paid had the Executive remained in the employ of the Bank throughout the remainder of the 401(k) Plan year.

         (c) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Corporation or Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank or the Corporation for the Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months from such termination. Upon the expiration of the twelve (12) month period, Executive shall have the option of continuing health insurance coverage at his/her own expense for a period not less than the number of months by which the Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation period exceeds twelve (12) months.

         (d) The Executive shall not be required to mitigate the amount of any payment required hereunder by seeking other employment or otherwise nor shall the amount paid hereunder be reduced or offset by any compensation earned or received by the Executive as a result of employment with another employer or self- employment. The amount paid hereunder shall not be reduced by any other plan, program, policy or arrangement of the Bank or Corporation. Benefits provided under Paragraph 6(c) shall be reduced to the extent comparable benefits are actually received by the Executive from or through another employer.

7. GOOD REASON

         For purposes of this Agreement, "Good Reason" means the occurrence of any of the events or conditions described in subparagraphs (a) through (f) hereof without the Executive's express written consent; provided the Executive's right to terminate his employment pursuant to this Paragraph 7 shall not be affected by his incapacity due to physical or mental illness.

         (a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) Cause, (ii) pursuant to Paragraphs 4 or 5,
                  (iii) by the Executive other than for Good Reason;

         (b) A material reduction by the Bank or the Corporation in the Executive's base salary;

         (c) The relocation of Executive's principal place of employment to a location that is more than thirty-five (35) miles from the location where Executive was principally employed immediately prior to such relocation or the Bank's or the Corporation's requiring the Executive to be based at any place other than the location where the Executive was based immediately prior to such change, except for reasonably required travel (as determined by the Board of Directors) on the Bank's or the Corporation's business;

         (d) The failure by the Bank or the Corporation to continue to provide the Executive with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank or the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him;

         (e) Death prior to retirement. If the Executive dies while actively employed by the Bank or Corporation prior to retirement; or

         (f) Disability prior to retirement. If the Executive becomes totally disabled while actively employed by the Bank or Corporation prior to retirement. For purposes of this agreement, the term "totally disabled" means that because of injury or sickness, the Executive is unable to perform his duties.

8.       CHANGE IN CONTROL

         (a) If there is a Change in Control of the Bank or Corporation during the term of this Agreement, the Executive shall be entitled to severance payments and/or termination benefits as described in Paragraph 6 if the Executive's employment with the Bank or the Corporation is involuntarily terminated in connection with or within one (1) year after the Change in Control, other than for Cause or pursuant to Paragraphs 4 or 5. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 7) in connection with or within one (1) year after a Change in Control of the Bank or Corporation. Such voluntary termination of employment for Good Reason in connection with or within one (1) year after a Change in Control of the Bank or Corporation shall not constitute a termination for Cause or a voluntary termination subject to Paragraph 4 of this Agreement.

         (b) For purposes of this Agreement, "Change in Control of the Bank or Corporation" means:

         (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Corporation's voting securities;

         (ii) the acquisition by a person of the power to direct the Bank's or Corporation's management or policies, if the Board of Directors or the OTS has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Bank or Corporation for the purposes of the Savings & Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

         (iii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period;

         (iv) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation; or

         (v) the Corporation shall have sold to another person (i) substantially all of the Corporation's assets or (ii) the Bank. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

9.       WITHHOLDING OF TAXES

         The Bank or Corporation may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

10.      PAYMENT OF LEGAL AND/OR ACCOUNTING FEES

         Reasonable legal and/or accounting fees and expenses paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreement shall be paid or reimbursed by the Corporation in accordance with the following:

         (a) If the Executive, the Bank or the Corporation initiates a proceeding and the Executive prevails, all reasonable legal and/or accounting fees and expenses shall be paid by the Corporation.

         (b) If the Executive initiates a proceeding and does not prevail on his claim, then the Corporation shall reimburse the Executive for all legal and/or accounting fees and expenses but not to exceed the sum of $25,000.

11.      SUCCESSOR ORGANIZATION

         The obligations of the Corporation and the Bank as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation or the Bank, as well as any organization which assumes substantially all of the liabilities of the Corporation or the Bank whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Executive and the Executive may not delegate his duties hereunder.

12.      NOTICES

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate by like notice.

         (a) If to the Corporation, to:

                                            PVF Capital Corp.
                                            Corporate Center
                                            2618 North Moreland Boulevard
                                            Cleveland, Ohio 44120
                                            Attn: Vice President and Secretary

         (b) If to the Bank, to:

                                            Park View Federal Savings Bank
                                            Corporate Center
                                            2618 North Moreland Boulevard
                                            Cleveland, Ohio 44120
                                            Attn: Corporate Secretary


         (c) If to the Executive, to:       John R. Male
                                            ------------------
                                            [RESIDENCE ADDRESS NOT SHOWN]

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

13.      AMENDMENTS

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.      PARAGRAPH HEADINGS

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

15.      SEVERABILITY

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions here.

16.      GOVERNING LAW

         This Agreement shall, except to the extend that federal law (including any law, rule, or regulations of the OTS or the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

17.      ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

18.      SAFETY AND SOUNDNESS LIMITATIONS

         Notwithstanding any other provision of this Agreement, no severance benefits under Paragraph 8 shall be paid or payable in respect of any year in which the Bank (i) fails to meet any applicable capital requirements imposed by
Part 567 of the OTS regulations (or successor regulations) after giving effect to the payment of severance benefits hereunder, (ii) receives or maintains a safety and soundness CAMEL rating of 4 or 5 from the OTS, or (iii) is subject to a proceeding to terminate deposit insurance. Severance benefits can be paid under clause (i) above to the extent that such payment would not cause the Bank to fail to meet any applicable capital requirements imposed by part

567 of the OTS regulations. In addition, no severance benefits under Paragraph 8 shall be paid or payable if the Executive has committed any fraudulent act or omission or other fiduciary breach that had or is likely to have a material adverse affect on the bank or the Corporation.


19. ENTIRE AGREEMENT

         This Agreement supersedes the July 1, 1998 Severance Agreement by and among the Corporation, the Bank and the Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.


WITNESSES:                      PVF CAPITAL CORP.

/s/ Adeline Novak               By:  /s/ James W. Male
--------------------------           --------------------------
                                     James W. Male
/s/ Terri Grodell               Its: Chairman of the Board
--------------------------


                                PARK VIEW FEDERAL SAVING BANK

                                By:  /s/ Stuart D. Neidus
                                     --------------------------
                                     Stuart D. Neidus
                                Its: Chairman of the Compensation
                                     Committee

                                EXECUTIVE

                                /s/ John R. Male
                                -------------------------------
                                John R. Male

County of Cuyahoga         )
                                ) ss:
State of Ohio              )

         Before me this 6th day of December, 1999, personally appeared the above named James W. Male, Stuart D. Neidus and John R. Male, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

                                         /s/ Theresa Grodell
                                         --------------------------------
(Notary Seal)                            Notary Public

                                         My Commission Expires:
                                             THERESA A. GRODELL, Notary Public
                                             State of Ohio
                                             My Commission Expires Jan. 26, 2004

                  [PARK VIEW FEDERAL SAVINGS BANK LETTERHEAD]


                                        January 29, 2001


Mr. John R. Male
Park View Federal Savings Bank
Corporate Center
30000 Aurora Road
Solon, OH 44139


                      RE: Amendment to Severance Agreement

Dear Jack,

     The purpose of this letter is to memorialize in writing certain changes to your Severance Agreement dated the 26th day of October, 1999 (the "Agreement"), which changes, we, PVF Capital Corp. (the "Corporation") and Park View Federal Savings Bank (the "Bank"), have agreed to. In accordance with the terms of the Agreement, particularly Section 13 ("Amendments") thereof, please signify your consent to these changes by executing this letter and returning it to the Bank.

     The changes we have agreed to are as follows:

1. Section 3 ("Termination for Cause") of the Agreement shall be revised by deleting the second sentence in its entirety ("As used herein, "for cause"
     shall mean....") and inserting the following:

          For purposes of this Agreement, termination "for cause" shall mean only the following events: (i) personal dishonesty; (ii) incompetence;
          (iii) material breach of any provision of this Agreement; (iv) breach of fiduciary duty involving personal profit; (v) intentional failure to perform stated duties; (vi) a material breach of the reasonable policies and procedures for the operation of the Bank provided to the Executive by formal action of the Bank's Board of Directors; (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or (viii) willful misconduct.

2. Section 12 ("Notices") of the Agreement shall be revised by deleting the Corporation and Bank addresses listed in subsection (a) and (b), respectively, and inserting the following:

     (a) If to the Corporation, to:

                               PVF Capital Corp.
                               Corporate Center
                               30000 Aurora Road
                               Solon, OH 44139

Amendment to Severance Agreement
January 29, 2001
Pg 2


     (b) If to the Bank, to:

                         Park View Federal Savings Bank
                         Corporate Center
                         30000 Aurora Road
                         Solon, OH 44139

     Please signify your acceptance of and agreement to the foregoing changes by executing this letter in the space provided and returning it to the Bank. The changes will become effective upon receipt by the Bank of this letter executed by you.


                                     PVF CAPITAL CORP.

                                     By:  /s/ John R. Male
                                          --------------------------------------
                                          John R. Male
                                     Its: Chairman of the Board


PARK VIEW FEDERAL SAVINGS BANK

                                     By:  /s/ Stanley T. Jaros
                                          --------------------------------------
                                          Stanley T. Jaros
                                     Its: Chairman of the Compensation Committee

Accepted and agreed to this 29th day of January, 2001, by the undersigned Executive.

                                     EXECUTIVE

                                          /s/ John R. Male
                                          --------------------------------------
                                          John R. Male

                               SEVERANCE AGREEMENT
                                    AMENDMENT

     WHEREAS, PVF Capital Corp. (the "Corporation"), Park View Federal Savings Bank (the "Bank"), and John R. Male (the "Executive") previously entered into a Severance Agreement, originally effective as of October 26, 1999 (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement to update the benefits provided to the Executive and to provide the Executive with certain tax indemnification in the event of a change in control of the Corporation and the Bank; and

     WHEREAS, Section 13 of the Agreement provides for its amendment by means of a written instrument signed by the parties.

     NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

                                  FIRST CHANGE

     Section 6(a) of the Agreement shall be deleted in its entirety and replaced with the following:

         (a) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Bank or Corporation shall pay to Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to three (3) times the Executive's annual compensation. For purposes of this paragraph, "annual compensation" shall be defined as the Executive's then current base salary plus annual incentive compensation for the calendar year immediately preceding the year in which the above-mentioned event occurs. Such payment shall be paid to the Executive in a lump sum within thirty (30) days of the Executive's date of termination. The amount payable to the Executive hereunder shall not be reduced for the time value of money or discounted to present value.

                                  SECOND CHANGE

     The following shall be added as Section 20 of the Agreement:

     20. TAX INDEMNIFICATION

         (a) For purposes of this Agreement, "Covered Benefits" shall mean any payment or benefit paid or provided to the Executive by the Bank, the Corporation or any affiliate or successor in interest (whether pursuant to this Agreement or otherwise) that, in the opinion of Tax Counsel (as defined below), might reasonably be expected to be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that the Executive shall receive Covered Benefits, the Corporation shall pay to the Executive an additional amount (the "Gross-Up Payment"), so that the net amount retained by the Executive from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of the Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code).

         (b) For purposes of this Section 20, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of the Executive's termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, all determinations required to be made under this
             Section 20 shall be made by Tax Counsel, which determinations shall be conclusive and binding on the Executive, the Bank and the Corporation, absent manifest error.

         (c) The Corporation shall indemnify and hold the Executive harmless from losses, costs and expenses which the Executive incurs as a result of any administrative or judicial review of the Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency, through and including a final judicial determination or final administrative settlement of any dispute arising out of the Executive's liability for the Excise Tax or otherwise relating to the classification for purposes of
             Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Executive by the Corporation. The Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the commencement of any judicial or administrative proceeding in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement or otherwise is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of the Executive's liability under Section 4999). The Corporation may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment of the Covered Benefits or any payment or benefit in the nature of compensation made or provided to the Executive by the Corporation, and the Executive shall cooperate fully with the Corporation in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation. In the event that the Corporation elects not to assume control over such matters, the Corporation shall promptly reimburse the Executive for all expenses related thereto as and when incurred, upon presentation of appropriate documentation relating to such expenses.

     The parties hereby ratify the above changes and certify that, in all other respects, the existing terms and provisions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Bank and the Corporation have caused this Amendment to the Agreement to be executed by their duly authorized officers, and the Executive has signed this Amendment, on the 30th day of April, 2007.


ATTEST:                             PVF CAPITAL CORP.

/s/ Terri Ann Grodell                  By: /s/ Gerald A. Fallon
----------------------------           -----------------------------------------
                                       For the Board of Directors


ATTEST:                             PARK VIEW FEDERAL SAVINGS BANK

Terri Ann Grodell                      By: /s/ Gerald A. Fallon
----------------------------           -----------------------------------------
                                       For the Board of Directors


WITNESS:                            EXECUTIVE

/s/ Carol S. Porter                 /s/ John R. Male
----------------------------        --------------------------------------------
                                    John R. Male


                                       3